Exhibit 5.1

Consent of Independent Auditor

Dear Sirs,

We hereby consent to the use of our report dated April 2, 2020, on the consolidated financial statements of Hut 8 Mining Corp., incorporated by reference in the registration statement on Form F-10, and to the reference to our firm under the heading “Interest of Experts”, “Auditors, Registrar and Transfer Agent” and “Documents Filed as Part of the Registration Statement” in the prospectus.

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

March 9, 2021

Vancouver, Canada